CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-18737 on Form N-1A of our report dated May 24, 2024, relating to the financial statements and financial highlights of the TCW MetWest AlphaTrak 500 Fund (formerly, MetWest AlphaTrak 500 Fund), TCW MetWest Corporate Bond Fund (formerly, MetWest Corporate Bond Fund), TCW MetWest Floating Rate Income Fund (formerly, MetWest Floating Rate Income Fund), TCW MetWest High Yield Bond Fund (formerly, MetWest High Yield Bond Fund), TCW MetWest Intermediate Bond Fund (formerly, MetWest Intermediate Bond Fund), TCW MetWest Investment Grade Credit Fund (formerly, MetWest Investment Grade Credit Fund), TCW MetWest Low Duration Bond Fund (formerly, MetWest Low Duration Bond Fund), TCW MetWest Strategic Income Fund (formerly, MetWest Strategic Income Fund), TCW MetWest Sustainable Securitized Fund (formerly, MetWest Sustainable Securitized Fund), TCW MetWest Total Return Bond Fund (formerly, MetWest Total Return Bond Fund), TCW MetWest Ultra Short Bond Fund (formerly, MetWest Ultra Short Bond Fund), and TCW MetWest Unconstrained Bond Fund (formerly, MetWest Unconstrained Bond Fund), each a portfolio of the TCW Metropolitan West Funds (formerly, Metropolitan West Funds), appearing in the Annual Report on Form N-CSR of the Metropolitan West Funds for the year or period ended March 31, 2024, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and on the cover page of the Statement of Additional Information, which are part of such Registration Statement.

Los Angeles, California

July 26, 2024